Exhibit 99.1

Audit Committee Charter

Organization

This charter governs the operations of the Audit Committee. The Board of Directors shall appoint an Audit Committee (the “Committee”) of at least three members, consisting entirely of independent directors of the Board, and shall designate one member as chairperson or delegate the authority to designate a chairperson to the Committee. For purposes hereof, members shall be considered independent as long as they satisfy all of the independence requirements for Board Members as set forth in the applicable stock exchange listing standards and Rule 10A-3 of the Exchange Act.

Each member of the Committee shall be financially literate, or become financially literate within a reasonable period of time, and at least one member shall be an “audit committee financial expert,” as defined by SEC rules.

Members shall not serve on more than three public company audit committees simultaneously.

The Committee shall meet at least quarterly. The Committee shall meet separately and periodically with management, the personnel responsible for the internal audit function, and the independent registered public accountants. The Committee shall report regularly to the Board of Directors with respect to its activities.

Purpose

The purpose of the Committee shall be to:

•	Provide assistance to the Board of Directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to:

(i)	the integrity of the Company’s financial statements;

(ii)	the effectiveness of the Company’s internal control over financial reporting;

(iii)	the Company’s compliance with legal and regulatory requirements;

(iv)	the independent registered public accounting firm’s qualifications and independence; and

(v)	the performance of the Company’s internal audit function and independent registered public accountants.

•	Prepare the Audit Committee report that SEC proxy rules require to be included in the Company’s annual proxy statement.

The Committee shall retain and compensate such outside legal, accounting, or other advisers, as it considers necessary in discharging its oversight role.

In fulfilling its purpose, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent registered public accountants, the internal auditors, and management of the Company, and to determine that all parties are aware of their responsibilities.

Duties and Responsibilities

The Committee has the responsibilities and powers set forth in this Charter. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, for the appropriateness of the accounting principles and reporting policies that are used by the Company and for establishing and maintaining internal control over financial reporting. The independent registered public accountants are responsible for auditing the Company’s financial statements and management’s assessment of the effectiveness of internal control over financial reporting, and for reviewing the Company’s unaudited interim financial statements.

The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee will take appropriate actions to monitor the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal duties and responsibilities of the Committee. These are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

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The Committee shall be directly responsible for the appointment, compensation, retention, and oversight of the work of the independent registered public accountants (including resolution of disagreements between management and the auditor regarding financial reporting and internal control-related matters) for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company, and the independent registered public accountants must report directly to the Committee.

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At least annually, the Committee shall obtain and review a report by the independent registered public accountants describing: (i) the firm’s internal quality control procedures; (ii) any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (iii) all relationships between the independent registered public accountants and the Company (to assess the auditors’ independence).

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After reviewing the foregoing report and the independent registered public accountants’ work throughout the year, the Committee shall evaluate the auditors’ qualifications, performance and independence. Such evaluation should include the review and evaluation of the lead audit partner and take into account the opinions of management and the Company’s personnel responsible for the internal audit function.

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The Committee shall determine that the independent registered public accounting firm has a process in place to address the rotation of the lead audit partner and other audit partners serving the account as required under the SEC independence rules.

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The Committee shall pre-approve all audit and non-audit services provided by the independent registered public accountants, including specific pre-approval of internal control-related services and shall receive certain disclosure, documentation, and discussion of non-prohibited tax services by the independent registered public accountant based on PCAOB Rule 3524. The Committee shall not engage the independent registered public accountants to perform non-audit services proscribed by law or regulation. The Committee may delegate pre-approval authority to a member of the Audit Committee. The decisions of any Committee member to whom pre-approval authority is delegated must be presented to the full Committee at its next scheduled meeting.

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The Committee shall discuss with the internal auditors and the independent registered public accountants the overall scope and plans for their respective audits, including the adequacy of staffing and budget or compensation.

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The Committee shall regularly review with the independent registered public accountants any audit problems or difficulties encountered during the course of the audit work, including any restrictions on the scope of the independent registered public accountants’ activities or access to requested information, and management’s response. The Committee should review any accounting adjustments that were noted or proposed by the auditors but were “passed” (as immaterial or otherwise); any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues or internal control-related issues presented by the engagement; and any “management” or “internal control” letter issued, or proposed to be issued, by the audit firm to the Company that is in addition to their audit report on the effectiveness of internal control over financial reporting.

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The Committee shall meet to review and discuss the quarterly financial statements, including Management’s Discussion and Analysis of Financial Condition and Results of Operations, with management and the independent registered public accountants prior to the filing of the Company’s Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent registered public accountants under the standards of the Public Company Accounting Oversight Board (PCAOB) (United States).

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The Committee shall meet to review and discuss the annual audited financial statements, including Management’s Discussion and Analysis of Financial Condition and Results of Operations, with management and the independent registered public accountants prior to the filing of the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K). Also, the Committee shall discuss the results of the annual audit and any matters required to be communicated to the Committee by the independent registered public accountants under the standards of the PCAOB (United States).

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The Committee’s review of the financial statements shall include: (i) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal control over financial reporting and any specific remedial actions adopted in light of significant deficiencies or material weaknesses; (ii) discussions with management and the independent registered public accountants regarding significant financial reporting issues and judgments made in connection with the preparation of the financial statements and the reasonableness of those judgments, including analyses of the effects of alternative GAAP methods on the financial statements; (iii) consideration of the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements; (iv) consideration of the judgment of both management and the independent registered public accountants about the quality, not just the acceptability of accounting principles; and (v) the clarity of the disclosures in the financial statements.

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The Committee shall receive and review a report from the independent registered public accountants, prior to the filing of the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), on all critical accounting policies and practices of the Company; all material alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the independent registered public accountants; and other material written communications between the independent registered public accountants and management.

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The Committee shall review and approve all related party transactions required to be disclosed pursuant to SEC Regulation S-K, Item 404, and discuss with management the business rationale for the transactions and whether appropriate disclosures have been made. The Committee shall review and discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

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The Committee shall review management’s report on its assessment of the effectiveness of internal control over financial reporting as of the end of each fiscal year and the independent registered public accountants’ report on (1) management’s assessment and (2) the effectiveness of internal control over financial reporting.

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The Committee shall discuss with management, the internal auditors, and the independent registered public accountants management’s process for assessing the effectiveness of internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, including any significant deficiencies or material weaknesses identified.

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The Committee shall discuss with the independent registered public accountants the characterization of deficiencies in internal control over financial reporting and any differences between management’s assessment of the deficiencies and the independent registered public accountants’. The Committee shall also discuss with management its remediation plan to address internal control deficiencies. The Committee shall determine that the disclosures describing any identified material weaknesses and management’s remediation plans are clear and complete.

•	The Committee shall discuss with management its process for performing its required quarterly certifications under Section 302 of the Sarbanes-Oxley Act.

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The Committee shall discuss with management, the internal auditors, and the independent registered public accountants any (1) changes in internal control over financial reporting that have materially affected or are reasonably likely to materially affect the Company’s internal control over financial reporting that are required to be disclosed and (2) any other changes in internal control over financial reporting that were considered for disclosure in the Company’s periodic filings with the SEC.

•	The Committee shall review with senior management the Company’s overall antifraud programs and controls.

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The Committee shall review the Company’s compliance and ethics programs, including consideration of legal and regulatory requirements, and shall review with management its periodic evaluation of the effectiveness of such programs. The Committee shall review the Company’s code of conduct and programs that management has established to monitor compliance with such code. The Committee shall receive any corporate attorneys’ reports of evidence of a material violation of securities laws or breaches of fiduciary duty by the Company.

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The Committee shall discuss the Company’s policies with respect to risk assessment and risk management, including the risk of fraud. The Committee also shall discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

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The Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	The Committee shall set clear hiring policies for employees or former employees of the independent registered public accountants that meet the SEC regulations and stock exchange listing standards.

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The Committee shall determine the appropriate funding needed by the Committee for payment of: (1) compensation to the independent registered public accounting firm engaged for the purpose of preparing or issuing audit reports or performing other audit, review, or attest services for the Company; (2) compensation to any advisers employed by the Committee; and (3) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

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The Committee shall perform an evaluation of its performance at least annually to determine whether it is functioning effectively. The Committee also shall discuss with the independent registered public accountants the accountants’ observations related to the effectiveness of the Committee.

•	The Committee shall review and reassess the charter at least annually and obtain the approval of the Board of Directors.